Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-168834, 333-135076, 333-116930, 333-90045, 333-77943, 333-39396 and  333-67692)  of Autobytel Inc. of our report dated February 20, 2014, with respect to the consolidated financial statements and schedule of Autobytel Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ MOSS ADAMS LLP
Los Angeles, California
February 20, 2014